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                 [Goldberg, Godles, Wiener & Wright Letterhead]


                                                                 April 10, 1997

OpTel, Inc.
1111 W. Mockingbird Lane
Dallas, Texas  75247

Ladies and Gentlemen:

                  We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement on Form S-4 (the "Registration Statement") and to the use of this consent as an exhibit to the Registration Statement.


                                                 Very truly yours,

                                                 Goldberg, Godles, Wiener &
                                                     Wright